As filed with the United States Securities and Exchange Commission on July 16, 2001.
Registration No. 333-86579

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________

Superior Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1105 Peters Road Harvey, Louisiana 70058 (504) 362-4321 (Address, including zip code, and telephone number, including area code, of registrant=s principal executive offices)	75-2379388 (I.R.S. Employer Identification Number)

_____________________________

Robert S. Taylor
Chief Financial Officer
Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
William B. Masters
Jones, Walker, Waechter,
Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue, 51st Floor
New Orleans, Louisiana 70112
(504) 582-8278
(504) 589-8278 (Fax)

_____________________________

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

     The purpose of this Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S - 3 (Registration No. 333-86579) (the "Registration Statement") of Superior Energy Services, Inc. is to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date this Amendment is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S - 3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 15, 2001.

SUPERIOR ENERGY SERVICES, INC.

By: /s/ Robert S. Taylor
Robert S. Taylor Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title
/s/ Terence E. Hall* Terence E. Hall		Chairman of the Board, Chief Executive Officer and President	July 15, 2001
/s/ Robert S. Taylor Robert S. Taylor		Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2001
/s/ Justin L. Sullivan* Justin L. Sullivan		Director	July 15, 2001
William E. Macaulay		Director	July 15, 2001
/s/ Ben A. Guill* Ben A. Guill		Director	July 15, 2001
/s/ Robert E. Rose* Robert E. Rose		Director	July 15, 2001
/s/ Richard A. Bachmann* Richard A. Bachmann		Director	July 15, 2001
*By:	/s/ Robert S. Taylor Robert S. Taylor Attorney-in-fact and Agent